Form N-SAR, Sub-Item 77D
Policies with respect to security investments


NUVEEN MINNESOTA INTERMEDIATE MUNICIPAL BOND FUND
NUVEEN MINNESOTA MUNICIPAL BOND FUND
NUVEEN NEBRASKA MUNICIPAL BOND FUND
NUVEEN OREGON INTERMEDIATE MUNICIPAL BOND FUND
Each a series of
Nuveen Investment Funds, Inc.
811-05309




On March 12, 2012, notification of the above-referenced Funds changes in investment policy was filed as a 497 (supplement) to the Funds prospectus. A copy of the supplement is contained in the Form 497 filing on March 12, 2012, accession number 0001193125-12-108878 and is herein incorporated by reference as an exhibit to the Sub-Item 77D of Form N-SAR.